Grant Thornton

July 9, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Grant Thornton LLP
1400 Computer Drive, Suite 300
Westborough, MA 01581
T 508.926.2200
F 508.616.4402
www.GrantThornton.com

Re: ThermoEnergy Corporation
File No. 33-46104-FW

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of ThermoEnergy Corporation dated July 8, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP